Exhibit 99.1


 FIRST NIAGARA FINANCIAL GROUP, INC. RECEIVES DEPOSITOR AND STOCKHOLDER
                  APPROVAL FOR SECOND STEP CONVERSION OFFERING

Lockport, N.Y. - January 9, 2003 - First Niagara Financial Group, Inc. (the "Company") (Nasdaq: FNFG), the holding company for First Niagara Bank, today announced that it has received stockholder and depositor approval to complete the second-step mutual-to-stock conversion of First Niagara Financial Group, MHC (the "MHC") and to complete the related stock offering, currently in process, in which shares of common stock representing the MHC's 61% ownership interest in the Company will be sold to investors. After the conversion, the MHC will cease to exist, and First Niagara Financial Group, Inc. will become wholly owned by public stockholders.

The conversion was approved by the stockholders of the Company and eligible depositors of First Niagara Bank at special meetings held on January 9, 2003. Bill Swan, Chairman, President and CEO of the Company, said, "This was a unified decision by our management team and board of directors and now by the stockholders and depositors. We thank everyone for their support and continued confidence in First Niagara."

The stock offering and conversion are expected to be consummated in January 2003. The Company's common stock currently trades on the Nasdaq National Market under symbol "FNFG".

THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. THESE INCLUDE STATEMENTS REGARDING THE ANTICIPATED CONSUMMATION OF THE TRANSACTIONS.

FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE STRICTLY TO HISTORICAL OR CURRENT FACTS. THEY OFTEN INCLUDE WORDS LIKE "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATE" AND "INTENDED" OR FUTURE OF CONDITIONAL VERBS SUCH AS "WILL," "WOULD," "SHOULD," "COULD" OR "MAY." CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS INCLUDE DELAYS IN COMPLETING THE CONVERSION AND ACQUISITION AND CHANGES IN THE SECURITIES MARKETS.

THIS PRESS RELEASE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT DEPOSIT ACCOUNTS, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.



OFFICER CONTACTS
----------------
William E. Swan........................ Chairman, President and CEO
Paul J. Kolkmeyer...................... Executive Vice President, COO and CFO
Christopher J. Thome................... Reporting and Investor Relations Manager
                                        (716) 625-7645
                                        chris.thome@fnfg.com
                                        --------------------

Leslie G. Garrity...................... Public Relations and Corporate
                                        Communications Manager
                                        (716) 625-7528
                                        leslie.garrity@fnfg.com
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CORPORATE INFORMATION
---------------------
First Niagara Financial Group, Inc.     Transfer Agent and Registrar
6950 South Transit Road                 Mellon Investor Services, LLC
Post Office Box 514                     P.O. Box 3315
Lockport, New York 14095-0514           South Hackensack, NJ 07606
Telephone (800) 201-6621                Telephone (877) 785-9670
www.fnfg.com                            www.melloninvestor.com
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